UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1572822
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series E Participating Preferred Cumulative Stock Purchase Rights	Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐  __________

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Sterling Financial Corporation (the “Company”) with the Securities and Exchange Commission on April 15, 2010, relating to the Shareholder Rights Plan (the “Rights Plan”) adopted by the Company’s board of directors on April 14, 2010.

On December 8, 2010, the Company entered into an amendment to the Rights Plan (the “Rights Plan Amendment”).  The Rights Plan Amendment provides that the Rights Plan and the Rights (as defined in the Rights Plan) established thereby will terminate in all respects on August 26, 2013.

The above summary of the Rights Plan Amendment is qualified by the full text of the Rights Plan Amendment filed hereto as Exhibit 4.1 and incorporated herein by reference in its entirety.

Item 2.  Exhibits.

Exhibit No.	Description of Exhibit
4.1	First Amendment to the Shareholder Rights Plan, dated as of December 8, 2010, between Sterling Financial Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STERLING FINANCIAL CORPORATION

	By:	/s/ Daniel G. Byrne
Name: Daniel G. Byrne
Title: Executive Vice President, Assistant Secretary and Principal Financial Officer

December 9, 2010